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                                                                    EXHIBIT 1(g)
  STATE DEPARTMENT OF
ASSESSMENTS AND TAXATION
  APPROVED FOR RECORD
  5/20/88 at 3:23 p.m.

                          ARTICLES OF INCORPORATION
                                      OF
                             AIM EQUITY FUNDS, INC.

         FIRST:   THE UNDERSIGNED, PAULETTA P. COHN, whose address is Eleven
Greenway Plaza, Suite 1919, Houston, Texas 77047, being at least eighteen years of age, does, under and by virtue of the general laws of the State of Maryland authorizing the formation of corporations, act as incorporator with the intention of forming a corporation.

         SECOND: The name of the corporation is AIM EQUITY FUNDS, INC. (hereinafter called the "Corporation").

         THIRD:   The purpose of which the Corporation is formed and the
business or objects to be transacted, carried on and promoted by it, is to act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended, (the "1940 Act"), and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the general laws of the State of Maryland now or hereafter in force.

         FOURTH:The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in Maryland is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

         FIFTH: (a)       The total number of shares of common stock which the
Corporation shall have authority to issue is 1,000,000,000 shares of the par value of $.001 each, of which 200,000,000 shares are classified AIM Charter Fund shares, 200,000,000 shares are classified as the AIM Constellation Fund shares, and 200,000,000 shares are classified as the AIM Weingarten Fund shares and the balance of which are unclassified. Unissued shares of common stock may be classified and reclassified by the Board of Directors. The aggregate par value of common stock of all classes is $1,000,000.

                 (b) Subject to the power of the Board of Directors to reclassify unissued shares, the shares of each class or series of stock of the Corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

                          (i)     All consideration received by the Corporation
for the issue or sale of shares of a class or series together with all income, earnings, profits and proceeds thereof, shall irrevocably belong to such class or series for all purposes, subject only to the rights of creditors, and are herein referred to as "assets belonging to" such class.

                          (ii)    The assets belonging to such class or series
shall be charged with the liabilities of the Corporation in respect of such class or series and with such class' or series' share of the general liabilities of the Corporation, in the latter case in the proportion that the net asset value of such class or series bears to the net asset value of all classes or series. The determination of

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                               STATE OF MARYLAND
                               -----------------

I hereby certify that this is a true and complete copy of the 7 page document on file in this office. DATED 6-1-88.

                STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

By: /s/ ILLEGIBLE
    ------------------------

This stamp replaces our previous certification system.  Effective: 10/84

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the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, to a class or series.

                          (iii)   Dividends or distributions on shares of any
class or series, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to such class or series.

                          (iv)    In the event of the liquidation or
dissolution of the Corporation, stockholders of each class or series shall be entitled to receive, as a class or series, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to such class or series and the assets so distributable to the stockholders of such class or series shall be distributed among such stockholders in proportion to the number of shares of such class or series held by them.

                          (v)     On each matter submitted to a vote of the
stockholders, each holder of a share of stock shall be entitled to one vote for each such share of stock standing in his name on the books of the Corporation irrespective of the class or series thereof; provided, however, that to the extent class voting is required by the 1940 Act or Maryland law as to any such matter, those requirements shall apply. No holder of shares of any class or series of stock shall be entitled to vote on any merger of another corporation with and into the Corporation if the consideration for such merger consists solely of the shares of another class or series of stock of the Corporation.

                          Except as provided above, all provisions of the
Articles of Incorporation relating to stock of the Corporation shall apply to shares of and to the holders of shares of all classes or series of stock.

                 (c) To the extent that the Corporation has funds or property legally available therefor, each holder of shares of stock of the Corporation, upon proper written request (including signature guarantees, if required by the Board of Directors) to the Corporation accompanied, when stock certificates representing such shares are outstanding, by surrender of the appropriate stock certificate or certificates in proper form for transfer, or any such form as the Board of Directors may provide, shall be entitled to require the Corporation to redeem all or any number of the shares outstanding in the name of such holder on the books of the Corporation, at the net asset value of such shares. Notwithstanding the foregoing, the Board of Directors of the Corporation may suspend the right of the holders of the shares of stock of the Corporation to require the Corporation to redeem such shares or to receive payment for redeemed shares when permitted or required to do so by the 1940 Act or any rule or regulation of the Securities and Exchange Commission promulgated thereunder.

                 When the Board of Directors of the Corporation, including a majority of the Directors who are not interested persons as defined in Section 2(a)(19) of the 1940 Act, determines in its sole discretion, that the action is necessary for the business success and general welfare of the Corporation in order to reduce disproportionate and unduly burdensome expenses in the operation of the Corporation's affairs, to achieve efficiencies in the administration of its activities, or to reduce or eliminate excessive expenditures and undue difficulties in servicing, accounting and reporting requirements with respect to the accounts of shareholders, it may by resolution order the redemption of all shares of the stock of the Corporation at the net asset value of such shares computed as hereinafter provided in accounts having a net


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asset value for a period of three months less than that specified in such resolution (but not exceeding $500 on the date of notice), excepting accounts established within one year and accounts in which a purchase (other than reinvestment of dividends and/or capital gains distributions) has been made within the preceding six calendar months, and further excepting accounts having a net asset value less than that specified in such resolution as a result of a decline in the net asset value per share, following notice to affected holders by mail, postage prepaid, at their addresses contained in the books and records of the Corporation or its transfer agent, and subject to such other reasonable terms and conditions as the Board of Directors may, in its sole discretion, determine to be appropriate and desirable and subject to any requirements of applicable statutes or regulations.

                 (d) All persons who shall acquire stock or securities of the Corproation shall acquire the same subject to the provisions of these Articles of Incorporation.

         SIXTH:   The initial number of directors of the Corporation shall be three and the names of those who will serve as such until the first annual meeting and until their succesors are duly chosen and qualified are as follows:

                                Charles T. Bauer
                                  Gary T. Crum
                                Robert H. Graham

         The By-laws fo the Corporation may fix the number of dirctors at a number greater or less than that named in these Articles of Incorporation and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors fixed by these Articles of Incorporation or by the By-laws, provided that in no case shall the number of directors be less than three or the number of stockholders, whichever is less, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-laws of the Corporation, the directors of the Corporation need not be stockholders therein.

         SEVENTH: In furtherance and not in limiation of the powers conferred by the laws of the State of Maryland, the following provisions are hereby adopted for the purpose of defining and regulating the powers of the Corporation and of the directors and stockholders:


         (a) The Board of Directors of this Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, and securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, in each case upon such terms and conditions and for such consideration as such Board of Directors shall from time to time determine.

         (b) No holder of shares of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of stock of the Corporation, other than such rights, if any, as the Board of Directors of the Corporation, in its discretion, may from time to time determine.

         (c) The board of Directors of this Corporation is hereby empowered to authorize the issuance from time to time of fractional shares of stock of this Corporation, whether now or hereafter authorized, and any fractional shares so issued shall entitle the holder thereof to exercise voting rights, receive dividends


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and participate in the distribution of assets of the Corporation in the event of liquidation or dissolution to the extent of the proportionate interest represented by such fractional shares, except the right to receive a stock certificate evidencing a fractional share.

         (d) The Corporation reserves the right to make from time to time any amendment of its Articles of Incorporation, now or hereafter authorized by law, including, but without limitation, any amendment which alters the contract rights as expressly set forth in such Articles of Incorporation of any outstanding stock.

         (e) Except to the extent otherwise prohibited by applicable law, the Corporation may enter into any management or investment advisory contract or underwriting contract or any other type of contract with, and may otherwise engage in any transaction or do business with, any person, firm or corporation or any subsidiary or other affiliate of any such person, firm or corporation and may authorize such person, firm or corporation or such subsidiary or other affiliate to enter into any other contracts or arrangements with any other person, firm or corporation which relate to the Corporation or the conduct of its business, notwithstanding that any directors or officers of the Corporation are or may subsequently become partners, directors, officers, stockholders or employees of such person, firm or corporation or of such subsidiary or other affiliate or may have a material financial interest in any such contract or, transaction or business; and except to the extent otherwise provided by applicable law, no such contract or transaction or business shall be invalidated or voidable or in any way affected thereby nor shall any of such directors or officers of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred solely because of the entering into and performance of such contract or the engaging in such transaction or business or the existence of such material financial interest therein, provided that such relationship to such person, firm or corporation or said subsidiary or affiliate or such material financial interest was disclosed or otherwise known to the Board of Directors prior to the Corporation's entering into such contract or engaging in such transaction or business and in the case of directors of the Corporation that any requirements of the Maryland General Corporation Law have been satisfied; and provided further that nothing herein shall protect any director or officer of the Corporation from liability to the Corporation or its security holders to which he would be otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         (f) The net asset value of a share of any class or series of stock of the Corporation will be determined by or pursuant to the determination of the Board of Directors, which is authorized to determine the methods to be used to value the assets of a class or series, the amount and allocation of liabilities of the Fund to each class or series and all other matters in connection therewith.

         (g) Any determination made in good faith by or pursuant to the direction of the Board of Directors as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration, cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of any security or


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other asset owned or held by the Corporation, as to the number of shares of the
Corporation outstanding, as to the net investment income of the Corporation or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of securities or shares of the Corporation or the amount or payment of dividends shall be final and conclusive, and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding, evidenced by acceptance of certificates for such shares, that any and all determinations shall be binding as aforesaid.

         (h) The stockholders of the Corporation may remove any director of the Corporation prior to the expiration of his term of office for cause, and not otherwise, by the affirmative vote of a majority of all votes entitled to be cast for the election of directors.

         (I) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares or votes entitled to be cast, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares entitled to vote thereon.

         NINTH: (a)       To the fullest extent that limitations on the
liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

                 (b) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

                 (c) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                 (d) References to Maryland General Corporation Law in this Article are to the law as from time to time amended. No further amendment to the Articles of Incorporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to such amendment.





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         IN WITNESS WHEREOF, the undersigned incorporator of AIM EQUITY FUNDS,
INC. who executed the foregoing Articles of Incorporation hereby acknowledges the same to be his act.

Dated the 19th day of May, 1988.




                                        /s/ PAULETTA P. COHN
                                        --------------------
                                        Pauletta P. Cohn
                                        Sole Incorporator